Exhibit 21

                                                     SUBSIDIARIES
                                                     ------------

Domestic Subsidiaries of the Company:
-------------------------------------

   Name of Subsidiary                                State of Incorporation
   ------------------                                ----------------------

   PCT International Holdings, Inc.                  Delaware

   Flavors Holdings, Inc.                            Delaware

   Mafco Worldwide Corporation                       Delaware

   Mafco Shanghai Corporation                        Delaware

   EVD Holdings Inc.                                 Delaware

   Pneumo Abex, LLC                                  Delaware

   Jensen Kelly Corporation                          Delaware

   Concord Pacific Corporation (50% owned)           Maine

   Pneumo Abex Lessee Corp.                          Delaware

Foreign Subsidiaries of the Company:
------------------------------------

   Name of Subsidiary                                Jurisdiction
   ------------------                                ------------

   EVD Holdings S.A.S.                               France

   Extraits Vegetaux Et Derives, S.A.S.              France

   Wei Feng Enterprises Ltd. (50% owned)             British Virgin Islands

   Xianyang Concord Natural Products Co. Ltd.
      (50% owned)                                    Peoples Republic of China

   Zhangjiagang Free Trade Zone MAFCO Liantai
      Biotech Co., Ltd. (50% owned)                  Peoples Republic of China

   Mafco Weihai Green Industry of Science and
     Technology Co. Ltd. (40% owned)                 Peoples Republic of China